                                                                       EXHIBIT 1

================================================================================

                               AGREEMENT AND PLAN
                                       OF

                                 REORGANIZATION

                                  BY AND AMONG

                         RATIONAL SOFTWARE CORPORATION,

                        SUNSHINE ACQUISITION CORPORATION

                                 AND SQA, INC.

                               November 12, 1996


================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION



     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 12, 1996, by and among Rational Software Corporation, a Delaware corporation ("Acquiror"), Sunshine Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and SQA, Inc., a Delaware corporation ("Target").

                                    RECITALS

     A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Target Common Stock, $.01 par value ("Target Common Stock"), shall be converted into shares of Acquiror Common Stock, no par value ("Acquiror Common Stock"), at the rate set forth herein.

     C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     E. The parties intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16.

     F. Concurrent with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, (a) Target and Acquiror have entered into a stock option agreement dated the date hereof (the "Option Agreement") providing for the purchase by Acquiror of newly-issued shares of Target's Common Stock, and (b) certain of the affiliates of Target who are stockholders, officers or directors have on the date hereof entered into an agreement to vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

          1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger")
                                         ---------
and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Closing: Effective Time.  The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and with the Recorder of the County in which the registered office of each of Target and Merger Sub is located, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation: Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is SQA Holdings, Inc.."

               (b) The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  At the Effective Time, the directors and
               ----------------------
officers of the Surviving Corporation shall be the directors and officers, respectively, of Merger Sub, until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock.  By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, Target or the holders of any of the following securities:

               (a) Conversion of Target Common Stock.  At the Effective Time,
                   ---------------------------------
each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.86 shares of Acquiror Common Stock (the "Exchange Ratio").

               (b) Cancellation of Target Common Stock Owned by Acquiror or
                   --------------------------------------------------------
Target.  At the Effective Time, all shares of Target Commonthat are owned by
------
Stock Target as treasury stock and each share of Target Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Target Stock Option Plans. At the Effective Time, all
                   -------------------------
options to purchase Target Common Stock then outstanding under the Target 1990 Incentive and Nonqualified Stock Option Plan, the 1995 Stock Plan and the 1995 Non-Employee Director Stock Option Plan (collec tively, the "Target Stock Option Plans") shall be assumed by Acquiror in accordance with Sec tion 5.11. At the Effective Time, in accordance with the terms of Target's 1995 Employee Stock Purchase Plan (the "Target ESPP"), all rights to purchase shares of Target Common Stock under the Target ESPP shall be converted into rights to purchase a number of shares of Acquiror Common Stock as provided in the Target ESPP (based on the Exchange Ratio), all such rights shall be assumed by Acquiror, and the offering period in effect under the Target ESPP immediately prior to the Effective Time shall not be terminated early. At the Effective Time, each warrant to purchase Target Common Stock shall be converted into warrants to purchase a number of shares of Acquiror Common Stock, based on the Exchange Ratio.

               (d) Capital Stock of Merger Sub.  At the Effective Time, each
                   ---------------------------
share of Common Stock, $.001 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (e) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
                   -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

               (f) Fractional Shares.  No fraction of a share of Acquiror Common
                   -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of a share of Acquiror Common Stock for the ten most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

          1.7  Dissenting Shares.
               -----------------

               (a) The shares of any holder of Target Common Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Sec tion 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

               (b) Notwithstanding the foregoing, if any holder of shares of Target Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw the rights to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

               (c) Target shall give Acquiror (i) prompt notice of any written demands for appraisal of any shares of Target Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Target which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. Target shall not, except with the prior written consent of Acquiror or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Acquiror Common Stock or offer to settle or settle any such demands.

               (d) The above provisions of this Section 1.7 shall apply only to the extent that appraisal rights are required pursuant to Delaware law, and shall not be construed to diminish the parties' obligations under Section 5.17.

          1.8  Surrender of Certificates.
               -------------------------

               (a) Exchange Agent.  ChaseMellon Shareholder Services or such
                   --------------
other party as the Acquiror and Target may agree upon shall act as exchange agent (the "Exchange Agent") in the Merger.

               (b) Acquiror to Provide Common Stock and Cash.  Promptly after
                   -----------------------------------------
the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this

Article 1, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

               (c) Exchange Procedures.  Promptly after the Effective Time, the
                   -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of trans mittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancella tion to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) below as to the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

               (d) Distributions With Respect to Unexchanged Shares.  No
                   ------------------------------------------------
dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8(d)) with respect to such shares of Acquiror Common Stock.

               (e) Transfers of Ownership.  If any certificate for shares of
                   ----------------------
Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability.  Notwithstanding anything to the contrary in
                   ------------
this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.9  No Further Ownership Rights in Target Common Stock.  All shares
               --------------------------------------------------
of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corpora tion of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

          1.10 Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.11 Tax and Accounting Consequences.  It is intended by the parties
               -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) qualify for accounting treatment as a pooling of interests.

          1.12 Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, assets (including intangible assets), business or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, assets (including intangible assets), business or results of operations of such entity and its subsidiaries, taken as a whole; provided, however, that a "Material Adverse Effect" with respect to
         --------  -------
Target shall not include any adverse effect on the revenues or gross margins of Target (or the direct consequences thereof) following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the terms of product orders by customers of Target, where Target sustains the burden of reasonably demonstrating that any such delay, reduction, cancellation or change is directly attributable to the transactions contemplated by this Agreement.

          In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers and directors of such party.

          Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Letter"), Target represents and warrants to Acquiror and Merger Sub as follows:

          2.1  Organization; Standing and Power.  Each of Target and SQA
               --------------------------------
(Europe) Limited and SQA Securities Corporation, being Target's only two subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws, as amended, or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to-date, to legal counsel for Acquiror. Neither Target nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organiza tional documents. Target is the owner of all outstanding shares of capital stock of each of its two subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscrip tions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commit ments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Target SEC Documents (as defined in Section 2.4), Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure.  The authorized capital stock of Target
               -----------------
consists of 18,000,000 shares of Common Stock, $.01 par value, and 3,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding as of the close of business on November 11, 1996, 8,088,644 shares of Common Stock and no shares of Preferred Stock. Since the close of business on November 11, 1996, no shares of Target capital stock have been issued except pursuant to the exercise of options outstanding as of November 11, 1996 under the Target Stock Option Plans. As of the close of business on November 12, 1996, there were no other outstanding commitments to issue any shares of capital stock or voting securities of Target other than pursuant to the Option Agreement, the exercise of options outstanding as of such date under the Target Stock Option Plans, pursuant to the Target ESPP or pursuant to the Warrants (as defined below). All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on November 12, 1996, Target has reserved (i) 1,426,687 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Target Stock Option Plans, net of exercises, under which, as of the close of business on November 11, 1996, options were outstanding for an aggregate of 1,304,697 shares, and no shares were subject to outstanding stock purchase rights, (ii) 285,000 shares of Common Stock for issuance to employees pursuant to the Target ESPP, of which, as of the close of business on November 11, 1996, 6,898 shares had been issued, and (iii) 27,852 shares of Common Stock for issuance upon the exercise of warrants to purchase Target Common Stock (the "Warrants") of which no shares have been issued. When issued in accordance with the terms of the Target Stock Option Plans, the Target ESPP and the Warrants, the Target Common Stock so issued will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights or right of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Except as expressly permitted by the terms of this Agreement, since November 11, 1996, Target has not (i) issued or granted additional options under the Target Stock Option Plans, or (ii) accepted contributions to or enrollments in the Target ESPP. Except for the rights created pursuant to this Agreement, the Option Agreement, the Target Stock Option Plans, the Target ESPP and the Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders, except for the voting agreement described in Section
5.19. Except as set forth in the Target Disclosure Letter, there are no registration rights with respect to any equity security of any class of Target or with respect to any equity security of any class of any of its subsidiaries. The terms of the Target Stock Option Plans permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options, other than as disclosed in the Target Disclosure Letter. The current

"Purchase Period" (as defined in the Target ESPP) commenced under the Target ESPP on July 1, 1996 and will end as provided in Section 5.11(b) of this Agreement, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans. Target ESPP have been made available to legal counsel for Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.
Schedule 2.2 of the Disclosure Letter lists the name of each holder of stock
------------
options and warrants, the number of shares of Common Stock subject to such options and warrants, and the exercise price for such options and warrants. Each of the options listed on Schedule 2.2 of the Disclosure Letter has a term of
                         ------------
ten years.

     2.3  Authority.
          ---------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a) and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. Each of this Agreement and the Option Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and, general principles of equity. The execution and delivery of this Agreement and the Option Agreement by Target does not, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) subject to obtaining the approval of Target's stockholders of the Merger as contemplated in
Section 5.2 and compliance with the requirements set forth in Section 2.3(b) below, result in any breach of or constitute a default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Target.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, local, foreign or other governmental authority or instrumentality ("Governmental Entity") is required by or, to the knowledge of Target, with respect to, Target or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in
Section 2.22) (iii) the filing of a Current Report on Form 8-K with the SEC,
(iv) relating to the Target Stockholders Meeting (as defined in Section 2.22),
(iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") or the competition regulations of any other foreign governmental authority; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement or the Option Agreement.

     2.4  SEC Documents: Financial Statements.  Target has filed all forms,
          -----------------------------------
reports, documents and other items required to be filed with the SEC since October 25, 1995, and has made available to Acquiror such forms, reports, documents and items in the form filed with the SEC, and, prior to the Effective Time, will have furnished to Acquiror copies of any additional forms, reports, documents and other items filed with the SEC prior to the Effective Time. All such required forms, reports, document and other items (including those that Target may file subsequent to the date hereof) are referred to herein collectively as the "Target SEC Documents." In addition, Target has made available to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Target nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on Target. As of their respective filing dates, the Target SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. The financial statements of Target, including the notes thereto, included in the Target SEC Docu ments (the "Target Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Target Financial Statements fairly present the consolidated financial condition and operating results of Target and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring period-end adjustments) in all material respects. There has been no material change in Target accounting policies except as described in the notes to the Target Financial Statements.

     2.5  Absence of Certain Changes.  Since September 30, 1996 (the "Target
          --------------------------
Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that would result in a Material Adverse Effect to Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any material revaluation by Target of any of its or any of its subsidiaries' assets, except as required by concurrent changes in GAAP; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound which would result in a Material Adverse Effect on Target; or (vi) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.6  Absence of Undisclosed Liabilities.  Target has no material
          ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the unaudited balance sheet for the quarter ended September 30, 1996, which has been provided to Acquiror (the "Target Balance Sheet"), (ii) those not required to be set forth in the Target Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

     2.7  Litigation.  There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement, or that would have a Material Adverse Effect on Target.

     2.8  Restrictions on Business Activities.  There is no agreement (other
          -----------------------------------
than any exclusive distribution agreements identified in Schedule 2.8 of the
                                                         ------------
Disclosure Letter), judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted by Target or any of its subsidiaries.

     2.9  Compliance; Governmental Authorization.
          --------------------------------------

          (a) Neither Target nor any of its subsidiaries is in conflict with, or in default or violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would have a Material Adverse Effect on Target. No investigation or review by any governmental or regulatory body or authority is pending or threatened against Target or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Target.

          (b) Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Govern mental Entity which are material to the operations of the business of Target and its subsidiaries taken as a whole (collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations would not have a Material Adverse Effect on Target.

     2.10 Title to Property.  Target and its subsidiaries have good and
          -----------------
valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) for liens for taxes not yet due and payable, (ii) for such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) as reflected on the Target Balance Sheet or (iv) for those which would not have a Material Adverse Effect on Target. To Target's knowledge, the plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair in all material respects. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. Schedule 2.10 of the Disclosure Letter identifies each
                  -------------
material parcel of real property owned or leased by Target or any of its subsidiaries.

     2.11 Intellectual Property.
          ---------------------

          (a) Target and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target and its subsidiaries as currently conducted or as proposed to be conducted by Target and its subsidiaries, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Target.

          (b) Schedule 2.11 of the Disclosure Letter lists (i) all patents and
              -------------
patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Target considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property (excluding object-code end-user licenses granted to end-users in the ordinary course of business), and (iii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business.

          (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, any trade secret material to Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business.

          (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

          (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) is not a party to any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Target's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement would not have a Material Adverse Effect on Target.

          (f) Target has a policy, which it has consistently enforced, to secure valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

          (g) Target believes it has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). To Target's knowledge, all use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. To Target's knowledge, all use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

     2.12 Environmental Matters.  Except in all cases as, in the aggregate,
          ---------------------
have not had and would not have a Material Adverse Effect on Target, Target and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations that are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Target or its subsidiaries (or their respective agents); (ii) are in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of and have not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Target's or any of its subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment of any pollutant, contaminant or hazardous or toxic material or waste; (iv) has not disposed of any pollutants, contaminants or hazardous or toxic materials or wastes into the soil or groundwater at any properties owned or leased by Target, either now or in the past, or at any other property that would result in any assessment or remedial action; and (v) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Target or its subsidiaries (or any of their respective agents) thereunder.

     2.13  Taxes.  Except as disclosed on Schedule 2.13 of the Disclosure
           -----                          -------------
Letter and except to the extent the failure to do so would not have a Material Adverse Effect, Target and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by it, have paid all Taxes shown thereon to be due (or Target has paid on its behalf) and have provided adequate accruals in accordance with GAAP in its financial statements for any unpaid Taxes that are imposed on Target or its subsidiaries.  Except as disclosed on Schedule
                                                                        --------
2.13 of the Disclosure Letter, the most recent financial statements contained in
----
the Target SEC Documents reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by Target and its subsidiaries through the date of such financial statements. Except as disclosed in the Target Disclosure Letter, (i) no material claim for Taxes has become a lien against the property of Target or any of its subsidiaries or is being asserted against Target or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target or any of its subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which Target or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G or 404 of the Code. Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Target nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Target or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings:
"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
 .(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form
(including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. To the knowledge of Target, neither Target nor any of its subsidiaries is a party to any Tax-exemption or other Tax-sparing agreement or order of any foreign government.

     2.14 Employee Benefit Plans.
          ----------------------

          (a) Schedule 2.14 of the Disclosure Letter lists, with respect to
              -------------
Target, any subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not such plans are subject to ERISA, (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, (iii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements which are not employee benefit plans as otherwise covered under clause (i) above, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management or overseas employees of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements (other than pursuant to the Target Stock Option Plans), written or otherwise, as to which unsatisfied or potential obligations of Target of greater than $100,000 exist for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronounce ments in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

          (c) (i) Other than continued health care coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Sec tion 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Target Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Target; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans and which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Target; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contribu tions to each Target Employee Plan for the current plan years; (vi) with respect to each Target

Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(l) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and, to Target's knowledge, Target has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan, except in each case to the extent that such failure to perform such action would not, in the aggregate, have a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Target subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provi sions of COBRA and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target.

          (e) Except as disclosed in the Target Disclosure Letter the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Target subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

          2.15  Certain Agreements Affected by the Merger.  Except as set forth
                -----------------------------------------
in Schedule 2.15 or pursuant to this Agreement, neither the execution and
   -------------
delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.16  Employee Matters.  Target and each of its subsidiaries are in
                ----------------
compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employ ment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Target. There are no pending claims against Target or any of its subsidiaries under any workers compensation plan or policy or for long term disability which would have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Target. There are no controversies pending or, to the knowledge of Target or any of its subsidiaries, threatened, between Target or any of. its subsidiaries and any of their respective employees, which controversies would have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Target nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

          2.17  Interested Party Transactions.  Except as disclosed in the
                -----------------------------
Target SEC Documents, neither Target nor any of its subsidiaries is indebted to any director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since June 30, 1996.

          2.18  Insurance.  Target and each of its subsidiaries have policies of
                ---------
insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19  Compliance With Laws.  Each of Target and its subsidiaries has
                --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not have a Material Adverse Effect on Target.

          2.20  Pooling of interests.  To the knowledge of Target, based on
                --------------------
consultation with its independent accountants, neither Target, nor any of its subsidiaries, nor any of their respective directors, officers or stockholders has taken any action that would prevent Acquiror from accounting for the Merger as a pooling of interests.

          2.21  Brokers' and Finders' Fees.  Except for payment obligations to
                --------------------------
Robertson Stephens & Company disclosed to Acquiror, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.22  Registration Statement; Proxy Statement/Prospectus.  The
                --------------------------------------------------
information supplied by Target for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target for inclusion in the proxy statement/prospectus to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the Merger (the "Target Stockholders Meeting") and to the stockholders of Acquiror in connection with the meeting of Acquiror's stockholders to consider the Merger (the "Acquiror Stockholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders and Acquiror's stockholders, at the time of the Target Stockholders Meeting, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting or the Acquiror Stockholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

          2.23  Opinion of Financial Advisor.  Target has been advised orally
                ----------------------------
(to be subsequently confirmed in writing) by its financial advisor, Robertson, Stephens & Company, that in such advisor's opinion, as of the date hereof, the consideration to be received by the stockholders of Target is fair, from a financial point of view, to the stockholders of Target.

          2.24  Vote Required.  The affirmative vote of the holders of a
                -------------
majority of the shares of Target Common Stock outstanding on the record date set for the Target Stockholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.25  Board Approval.  The Board of Directors of Target has, prior to
                --------------
the date hereof, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) determined to recommend that the stockholders of Target approve this Agreement and consummation of the Merger.

          2.26  Section 203 of the DGCL Not Applicable.  The Board of Directors
                --------------------------------------
of Target has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Option Agreement.

          2.27  Minute Books.  The minute books of Target and its subsidiaries
                ------------
made available to legal counsel for Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.28  Representations Complete.  None of the representations or
                ------------------------
warranties made by Target herein or in any Letter hereto, including the Target Disclosure Letter, or certificate furnished by Target pursuant to this Agreement, or the Target SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
           ---------------------------------------------------------

          Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Letter"), Acquiror and Merger Sub represent and warrant to Target as follows:

          3.1  Organization, Standing and Power.  Each of Acquiror and its
               --------------------------------
subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror to legal counsel for Target. Neither Acquiror nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          3.2  Capital Structure.  The authorized capital stock of Acquiror
               -----------------
consists of 75,000,000 shares of Common Stock, $.01 par value and no shares of Preferred Stock of which there were issued and outstanding as of the close of business on November 11, 1996, 40,159,798 shares of Common Stock and no shares of Preferred Stock. Since the close of business on November 11, 1996, no shares of Acquiror capital stock have been issued except pursuant to the exercise of options outstanding as of November 11, 1996 under the Acquiror Stock Option Plans (as defined below). As of the close of business on November 12, 1996, there were no other outstanding commitments to issue any shares of capital stock or voting securities of Acquiror other than pursuant to the exercise of options outstanding as of that date under the 1983 Incentive Stock Option Plans, the 1986 Stock Option Plan, the Stock Option Plan for Directors, the 1993 Incentive Stock Option Plan, and the 1994 Stock Option Plan, and pursuant to the 1994 Employee Stock Purchase Plan (collectively, the "Acquiror Stock Option Plans"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on November 12, 1996, Acquiror has reserved 6,545,604 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plans, net of exercises, cancellations, repurchases and expiration of options of which, as of the close of business on November 11, 1996, 4,965,519 shares were subject to outstanding, unexercised options and 1,580,085 shares remained available for future grant. Other than pursuant to this Agreement and the Acquiror 1994 Employee Stock Purchase Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

          3.3  Authority.
               ---------

          (a) Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub, and the approval of the shareholders of Acquiror is not required for Acquiror to enter into this Agreement and consummate the Merger. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, enforce able against each in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally, and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the trans actions contemplated hereby will not, (i) conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) subject to obtaining the approval of Acquiror's stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.3(b) below, result in any breach of or constitute a default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Acquiror.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or, to the knowledge of Acquiror with respect to, Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the SEC and NASD of the Registration Statement, (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(v) such filings as may be required under HSR or the competition regulations of any other foreign governmental authority, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          3.4  SEC Documents: Financial Statements.  Acquiror has made available
               -----------------------------------
to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since June 30, 1994, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the-date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder, except where such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on Acquiror. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments) in all material respects. There has been no material change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

          3.5  Absence of Certain Changes.  Since September  30, 1996 (the
               --------------------------
"Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that would result in a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any material revaluation by Acquiror of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock;
(v) any material contract entered into by Acquiror, other than in the ordinary course of business and as provided to Target, or any material amendment or termination of, or default under, any material contract to which Acquiror or any of its subsidiaries is a party or by which it is bound which would result in a Material Adverse Effect on Acquiror; or (vi) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

          3.6  Absence of Undisclosed Liabilities.  Acquiror has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the unaudited balance sheet for the quarter ended September 30, 1996, which has been provided to Target (the "Acquiror Balance Sheet"), (ii) those not required to be set forth in the Acquiror Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

          3.7  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement, or that would. have a Material Adverse Effect on Acquiror.

          3.8  Restrictions on Business Activities.  There is no material
               -----------------------------------
agreement, judgment, injunction, order or decree binding upon Acquiror or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of Acquiror or any of its subsidiaries, any acquisition of property by Acquiror or any of its subsidiaries or the conduct of business by Acquiror or any of its subsidiaries as currently conducted or as proposed to be conducted by Acquiror or any of its subsidiaries.

          3.9  Governmental Authorization.  Acquiror and each of its
               --------------------------
subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity which are material (collectively called "Acquiror Authori zations"), and all of such Acquiror Authorizations are in full force and effect, except where the failure to obtain or have any of such Acquiror Authorizations would not have a Material Adverse Effect on Acquiror.

          3.10  Compliance With Laws.  Each of Acquiror and its subsidiaries has
                --------------------
complied with, are not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not have a Material Adverse Effect on Acquiror.

          3.11  Pooling of Interests.  To the knowledge of Acquiror, based on
                --------------------
consultation with its independent accountants, neither Acquiror nor any of its subsidiaries nor any of their respective directors, officers or stockholders has taken any action that would prevent Acquiror from accounting for the Merger as a pooling of interests.

          3.12  Broker's and Finders' Fees.  Except for payment obligations to
                --------------------------
Hambrecht & Quist disclosed to Target, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.13  Registration Statement: Proxy Statement/Prospectus.  The
                --------------------------------------------------
information supplied by Acquiror and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's stockholders, to Acquiror's stockholders at the time of the Target Stockholders Meeting, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting or the Acquiror Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

          3.14  Board Approval.  The Boards of Directors of Acquiror and Merger
                --------------
Sub have prior to the date hereof unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of their respective stockholders and is on terms that are fair to such stockholders and
(iii) determined to recommend that the stockholders of Acquiror and of Merger Sub approve this Agreement and the consummation of the Merger.

          3.15  Opinion of Financial Advisor.  Acquiror has been advised orally
                ----------------------------
(to be subsequently confirmed in writing) by its financial advisor, Hambrecht & Quist, that in such advisor's opinion as of the date hereof, the consideration to be paid by Acquiror is fair to Acquiror from a financial point of view.

          3.16  Intellectual Property.
                ---------------------

          (a) Acquiror and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Acquiror and its subsidiaries as currently conducted or as proposed to be conducted by Acquiror and its subsidiaries, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Acquiror.

          (b) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Acquiror or any of its subsidiaries, any trade secret material to Acquiror or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Acquiror or any of its subsidiaries, by any third party, including any employee or former employee of Acquiror or any of its subsidiaries. Neither Acquiror nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business.

          (c) Acquiror is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Acquiror.

          (d) All patents, registered trademarks, service marks and copyrights held by Acquiror are valid and subsisting. Acquiror (i) is not a party to any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Acquiror's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement would not have a Material Adverse Effect on Acquiror.

          (e) Acquiror has a policy, which it has consistently enforced, to secure valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Intellectual Property of the rights to such contributions that Acquiror does not already own by operation of law.

          (f) Acquiror believes it has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). To Acquiror's knowledge, all use, disclosure or appropriation of Confidential Information owned by Acquiror by or to a third party has been pursuant to the terms of a written agreement between Acquiror and such third party. To Acquiror's knowledge, all use, disclosure or appropriation of Confidential Information not owned by Acquiror has been pursuant to the terms of a written agreement between Acquiror and the owner of such Confidential Information, or is otherwise lawful.

          3.17  Taxes.  Except as disclosed in the Acquiror Disclosure Letter
                -----
and except to the extent the failure to do so would not have a Material Adverse Effect, Acquiror and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Acquiror or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by it, have paid all Taxes shown thereon to be due (or Acquiror has paid on its behalf) and have provided adequate accruals in accordance with GAAP in its financial statements for any unpaid Taxes that are imposed on Acquiror or its subsidiaries. The most recent financial statements contained in the Acquiror SEC Documents reflect an adequate accrual, in accordance with GAAP, for all Taxes payable by Acquiror and its subsidiaries through the date of such financial statements. Except as disclosed in the Acquiror Disclosure Letter, (i) no material claim for Taxes has become a lien against the property of Acquiror or any of its subsidiaries or is being asserted against Acquiror or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Acquiror or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Acquiror or any of its subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which Acquiror or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G or 404 of the Code. Acquiror has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Acquiror nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Acquiror or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and .(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. To the knowledge of Acquiror, neither Acquiror nor any of its subsidiaries is a party to any Tax-exemption or other Tax-sparing agreement or order of any foreign government.

          3.18  Representations Complete.  None of the representations or
                ------------------------
warranties made by Acquiror or Merger Sub herein or in any Letter hereto, including the Acquiror Disclosure Letter, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          4.1  Conduct of Business of Target and Acquiror.  During the period
               ------------------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organi zations, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, it being the parties' intent that Target's and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to use its best efforts to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would have a Material Adverse Effect. Without limiting the foregoing, except as expressly contem plated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a) Charter Documents. Cause or permit any amendments to its
              -----------------
              Certificate of Incorporation or Bylaws;

          (b) Dividends; Changes in Capital Stock.  Except as set forth in the
              -----------------------------------
Acquiror Disclosure Letter, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c) Stock Option Plans, Etc.  Except as set forth in the Target
              -----------------------
Disclosure Letter, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d) Pooling.  Take any action, which, to the knowledge of such party
              -------
would-prevent Acquiror from accounting for the Merger as a pooling of interests; or

               (e) Other.  Intentionally take, or agree in writing or otherwise
                   -----
to take, any of the actions described in Sections 4.1(a) through (d) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.2  Conduct of Business of Target.  During the period from the date
               -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or consented to in writing by Acquiror, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

          (a) Material Contracts.  Enter into any partnership arrangements,
              ------------------
joint develop ment agreements, strategic alliances, or other material contracts other than in the ordinary course of business consistent with past practice, or violate, amend or otherwise modify or waive any material contract which violation, amendment, modification or waiver would have a Material Adverse Effect;

          (b) Issuance of Securities.  Issue, deliver or sell or authorize or
              ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agree ments or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of November 11, 1996; provided, however, that Target may, in the
                                     --------  -------
ordinary course of business consistent with past practice, grant options for the purchase of Target Common Stock under the Target Option Plans (not to exceed an aggregate of 50,000 options to purchase shares of Target Common Stock granted after November 11, 1996);

          (c) Intellectual Property.  Transfer to any person or entity any
              ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (d) Exclusive Rights.  Enter into or amend any agreements pursuant to
              ----------------
which any other party is granted exclusive marketing or distribution rights with respect to any of its products or technology;

          (e) Dispositions.  Sell, lease, license or otherwise dispose of or
              ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (f) Indebtedness.  Incur any indebtedness for borrowed money or
              ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except in the ordinary course of business consistent with past practice;

          (g) Leases.  Enter into any operating lease, except in the ordinary
              ------
course of business consistent with past practice;

          (h) Payment of Obligations.  Pay, discharge or satisfy any material
              ----------------------
claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

          (i) Capital Expenditures.  Make any material capital expenditures,
              --------------------
capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (j) Insurance.  Materially reduce the amount of any material insurance
              ---------
coverage provided by existing insurance policies;

          (k) Employee Benefit Plans; New Hires; Pay Increases.  Adopt or amend
              ------------------------------------------------
any material employee benefit or stock purchase or option plan, or hire any new officer or director level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except in the ordinary course of business consistent with past practice;

          (l) Severance Arrangements.  Grant any severance or termination pay to
              ----------------------
any director or officer or to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

          (m) Lawsuits.  Commence a lawsuit other than (i) for the routine
              --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (n) Acquisitions.  Acquire or agree to acquire by merging or
              ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

          (o) Taxes.  Other than in the ordinary course of business, make or
              -----
change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes to the extent material to Target or its subsidiaries, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

          (p) Notices.  Target shall give all notices and other information
              -------
required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor

Relations Act, the Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

          (q) Revaluation.  Revalue any of its assets, including without
              -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (r) Other.  Intentionally take or agree in writing or otherwise to
              -----
take, any of the actions described in Sections 4.2(a) through (q) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.3  Solicitation.  From the date of this Agreement until the earlier
               ------------
of the Effective Time or the termination of this Agreement pursuant to Article VII, Target and its subsidiaries will not, directly or indirectly through their officers, directors, employees, agents or otherwise, (i) solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has indicated to Target that it may be considering making, or that has made, a Takeover Proposal; provided,
                                                                  --------
nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that Target reasonably expects to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor)
(i) that such Takeover Proposal would, if consummated, result in a transaction that appears to be more favorable to Target's stockholders from a financial point of view than the transaction contemplated by the Agreement and (ii) after reasonable inquiry by Target, that the third party making such Takeover Proposal is financially capable of consummating such Takeover Proposal (any Takeover Proposal meeting such conditions being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section
4.3 or any other provisions of this Agreement, provided that (A) upon each such
                                               --------
determination Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing, (B) Target provides Acquiror (no later than the time that such documents are provided to such third party) with all documents containing or referring to non-public information of Target that are supplied to such third party, to the extent not previously supplied by Target to Acquiror and (C) Target provides such non-public information to any such third party pursuant to a non-disclosure agreement at least as restrictive as to confidential information as the Confidentiality Agreement (as defined in Section 5.4). Target shall not, and shall not permit any of its officers, directors, employees (acting on behalf of Target) or other representatives to agree to or endorse any Takeover Proposal unless Target shall have terminated this Agreement pursuant to Section 7.1(e) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Notwithstanding anything in this Agreement to the contrary, Target shall not accept or recommend to its stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after Acquiror's receipt of a true and complete copy of such Superior Proposal, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has indicated to Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, other than,
(i) the transactions contemplated by this Agreement and (ii) transactions by persons disclosing their beneficial ownership of shares of Target's Common Stock on Schedule 13G under the Exchange Act.

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1  Proxy Statement/Prospectus; Registration Statement.  As promptly
               --------------------------------------------------
as practicable after the execution of this Agreement, Target and Acquiror shall prepare, and file with the SEC, prelimi nary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Target and the stockholders of Acquiror and, as promptly as practicable following receipt of SEC comments thereon, Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable; provided, however, that Acquiror shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. Each of Acquiror and Target will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or any other filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration

Statement or other filing. The Registration Statement and the other filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or any other filing, Acquiror or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Acquiror, such amendment or supplement. Subject to the provisions of Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal has been made or, upon written advice of its outside legal counsel, shall determine that to include such recommenda tion or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. The Proxy Statement shall include the recommendation of the Board of Directors of Acquiror in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Acquiror's Board of Directors determines in good faith, upon written advice of its outside legal counsel, that such Board's fiduciary duties under applicable law require it to do so.

          5.2  Meeting of Stockholders.  Promptly after the date hereof, Target
               -----------------------
and Acquiror shall each take all action necessary in accordance with Delaware Law and their respective Certificates of Incorporation and Bylaws to convene the Target Shareholders Meeting and the Acquiror Stock holders Meeting, respectively, to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Target and Acquiror shall consult with each other and use their commercially reasonable efforts to hold their respective stockholders meetings on the same day. Promptly after the date hereof, Target and Acquiror shall each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the approval of the issuance of shares of Acquiror Common Stock pursuant to the terms of the Merger, as the case may be, and will take all other action necessary or advisable to secure the vote or consent of their respective stock holders required by the rules of the National Association of Securities Dealers, Inc, or the Delaware General Corporation Law, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors to breach its fiduciary duties under applicable law.

          5.3  Access to Information.
               ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representa tives, reasonable access during normal business hours during the period prior to the earlier of the Effective Time or the termination of this Agreement under Article VII to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the earlier of the Effective Time or the termination of this Agreement under Article VII to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the termination of this Agreement under Article VII, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any. investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4  Confidentiality.  The parties acknowledge that each of Acquiror
               ---------------
and Target have previously executed a Mutual Confidentiality and Standstill Agreement, dated November 6, 1996 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

          5.5  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, or in exercise of the fiduciary duties of the Board of Directors, or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          5.6  Consents; Cooperation.
               ---------------------

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise, except where the failure to obtain such consents under material contracts would not have a Material Adverse Effect on Target. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal, state or foreign antitrust or fair trade law.

          (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or over turned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) April 15, 1997, or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b),
(i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or (ii) neither Target nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on Target.

          5.7  Pooling Accounting.  Acquiror and Target shall each use its best
               ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and Target shall use its best efforts to cause its "Affiliates" (as defined in Section 5.8) not to take any action that would prevent Acquiror from accounting for the business combination to be effected by the merger as a pooling of interest.

          5.8  Affiliate Agreements.
               --------------------

          (a) Schedule 5.8(a) of the Disclosure Letter sets forth those persons
              ---------------
who may be deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall use its best efforts to deliver or cause to be delivered to Acquiror, promptly after the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective
Time) from each of the Affiliates of Target, an executed Affiliate Agreement in the form attached hereto as Exhibit B-1. Acquiror and Merger Sub shall be
                         --------------
entitled to place appropriate legends ' on the certificates evidencing any Acquiror Common Stock to be received by such Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of such Affiliates Agreements.

          (b) Schedule 5.8(b) of the Disclosure Letter sets forth those persons
              ---------------
who may be deemed "Affiliates" of Acquiror within the meaning of Rule 145. Acquiror shall provide Target such information and documents as Target shall reasonably request for purposes of reviewing such list. Acquiror shall use its best efforts to deliver or cause to be delivered to Target, concurrently with the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective Time) from each of the Affiliates of Acquiror, an executed Affiliate Agreement in the form attached hereto as Exhibit B-2.
                                                            -----------

          5.9  Legal Requirements.  Each of Acquiror, Merger Sub and Target
               ------------------
will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. Each of Acquiror and Target further agrees to notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to any filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to such filing. All filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to any such filing, Acquiror or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the government officials.

          5.10  Blue Sky Laws.  Acquiror shall take such steps as may be
                -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

          5.11  Employee Benefit Plans.
                ----------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, will be assumed by Acquiror. Schedule 5.11 of the Disclosure Letter
                                        -------------
hereto sets forth a true and complete list as of the
date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.11 of the Disclosure Letter hereto current as of
                    -------------
such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans and the documents governing the outstanding options under those Plans, immediately prior to the Effective Time, except that
(i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Target Stock Option Plans and the documents governing the outstanding options under those Plans and except as set forth in the Target Disclosure Letter, the Merger will not terminate any of the outstanding options under such Plans or accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options as of the Effective Time. As soon as reasonably practical but in no event more than 30 days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

          (b) Outstanding purchase rights under the Target ESPP shall be assumed by Acquiror at the Effective Time. Schedule 5.11(b) of the Disclosure Letter
                                   ----------------
hereto sets forth a true and complete list as of the date hereof of all holders of outstanding purchase rights under the Target ESPP, including payroll deduction amounts elected by each holder and the price per share of Target Stock at the beginning of the current offering period. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.11(b) of the Disclosure Letter
                                     ----------------
current as of such date. Each such purchase right so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target ESPP and the documents governing the outstanding purchase rights under the Target ESPP, immediately prior to the Effective Time, except that the purchase price of shares of Acquiror Common Stock and the number of shares of Acquiror Common Stock to be issued upon the exercise of such purchase right shall be adjusted in accordance with the Exchange Ratio. The assumed outstanding purchase rights under the Target ESPP shall be exercised immediately prior to the start date of the first offering period under the Acquiror Employee Stock Purchase Plan occurring after the Effective Time, and each participant in the Target ESPP shall accordingly be issued shares of Acquiror Common Stock at that time. The Target ESPP, and all outstanding purchase rights thereunder, shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Target ESPP. Target employees who meet the eligibility requirements for participation in the Acquiror Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder after the Effective Time.

          5.12  [Intentionally left blank.]

          5.13  Form S-8.  Acquiror agrees to file, no later than five (5)
                --------
business days after the Closing Date, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options and purchase rights under the Target Stock Option Plans and Target ESPP assumed by Acquiror. Target shall cooperate with and assist Acquiror in the prepara tion of such registration statement.

          5.14  Indemnification.
                ---------------

          (a) After the Effective Time, Acquiror will, and will cause the Surviving Corpora tion to, indemnify and hold harmless the present and former officers, directors, employees and agents of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent permitted by law and to the extent provided under Target's Certificate of Incorporation and Bylaws or any indemnification agreement with Target officers and directors to which Target is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any
                    --------
limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

          (b) For six years after the Effective  Time,  Acquiror  will  either
(i) at all times maintain at least $5,000,000 in cash, marketable securities and unrestricted lines of credit to be available to indemnify the Indemnified Parties in accordance with Section 5.14(a) above (but such amount shall not be construed as a limitation of any such indemnification), or (ii) cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.14, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, fiduciary or agent of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective Time), such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and Acquiror, (ii) the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided, however,
                                                           --------  -------
that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided further, that, in the event that any claim
                            ----------------
or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group shall be entitled to reimbursement for only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (d) The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

          5.15  Option Agreement.  Concurrently with the execution of this
                ----------------
Agreement, Target shall deliver to Acquiror an executed Option Agreement in the form of Exhibit C attached hereto. Target agrees to fully perform its
        ---------
obligations under the Option Agreement.

          5.16  Listing of Additional Shares.  Prior to the Effective Time,
                ----------------------------
Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(f).

          5.17   Nasdaq Quotation.  Target and Acquiror agree to continue the
                 ----------------
quotation of Target Common Stock and Acquiror Common Stock, respectively, on the Nasdaq National Market during the term of the Agreement so that, to the extent necessary, appraisal rights will not be available to stockholders of Target under Section 262 of the Delaware Law.

          5.18  Pooling Letters.
                ---------------

          (a) Target shall use all reasonable efforts to cause to be delivered to Acquiror a letter of Target's independent auditors, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement to the effect that Target qualifies as an entity that may be a party to a business combination for which the pooling-of-interest method of accounting would be available and in a form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

                (b) Acquiror shall use all reasonable efforts to cause to be delivered to Target a letter of Acquiror's independent auditors, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement regarding concurrence with Acquiror's management's conclusion regarding appropriateness of pooling-of-interest accounting treatment for the Merger under APB Opinion No. 16 if consummated in accordance with this Agreement and in a form reasonably satisfactory to Target and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

          5.19  Participation Agreement.  Target shall use its best efforts, on
                -----------------------
behalf of Acquiror and pursuant to the request of Acquiror, to cause each Target stockholder named in Schedule 5.19 of the Disclosure Letter to execute and
                     -------------
deliver to Acquiror a Participation Agreement in substantially the form of

Exhibit D attached hereto concurrently with the execution of this Agreement (and
---------
in each case no later than the date prior to the time that the preliminary proxy materials are filed with the SEC pursuant to Section 5.1). Target shall use its commercially reasonable efforts to provide to Acquiror, as promptly as practicable following the date hereof, a letter correctly stating on Schedule
                                                                     --------
5.19 of the Disclosure Letter the number of shares of Target Common Stock
----
beneficially owned by each person listed.

          5.20  Employment and Noncompetition Agreements.  Prior to the
                ----------------------------------------
Effective Time, Acquiror shall enter into an Employment and Noncompetition Agreement (i) in the form of Exhibit E-1 attached hereto with each of the
                             -----------
individuals named on Schedule 5.20(a) of the Disclosure Letter and (ii) in the
                     ----------------
form of Exhibit E-2 attached hereto with each of the individuals named on
        -----------
Schedule 5.20(b) of the Disclosure Letter; provided, however, that this covenant
----------------                           --------  -------
shall not be deemed to have been breached as a result of any individual named on

Schedule 5.20(a) or Schedule 5.20(b) of the Disclosure Letter failing to enter
----------------    ----------------
into any such agreement.

          5.21  Amendment to Registration Rights.  Target shall use its
                --------------------------------
commercially reasonably efforts to obtain such amendments to registration rights agreements to which it is a party as may be requested by Acquiror.

          5.22  FIRPTA.  Acquiror and Target shall use commercially reasonable
                ------
efforts to timely comply with the notice requirements of Income Tax Regulations,
Section 1.897-2(h).

          5.23  Best Efforts and Further Assurances.  Each of the parties to
                -----------------------------------
this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

          6.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the requisite vote of the stockholders of Target and the stockholders of Acquiror (as described in Section 2.24) under Delaware Law and under NASD Rule 4460(i).

          (b) Registration Statement Effective.  The SEC shall have declared the
              --------------------------------
Regis tration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding respect of the Proxy Statement, shall have been initiated or threatened to either party by the SEC.

          (c) No Injunctions or Restraints: Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or prevents or prohibits the Merger. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (d) Governmental Approval.  All material authorizations, consents,
              ---------------------
orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the Certificate of Merger shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Acquiror after consultation with Target, have a Material Adverse Effect on Target or Acquiror.

          (e) Tax Opinion.  Acquiror and Target shall have received
              -----------
substantially identical written opinions of Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to Acquiror, and Testa, Hurwitz & Thibeault, LLP, legal counsel to Target, respectively, in form and substance reasonably satisfactory to them, and shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Merger Sub and Target and certain stockholders of Target.

          (f) Listing of Additional Shares.  The filing with the Nasdaq National
              ----------------------------
Market of a Notification Form for listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

          (g) Letter from Accountants.  Prior to the Effective Time, each of
              -----------------------
Acquiror and Target shall have received a confirming letter from each of Ernst & Young LLP, independent auditors, and Arthur Andersen LLP, independent auditors, as described in Section 5.18.

     6.2  Additional Conditions to Obligations of Target.  The obligations
          ----------------------------------------------
of Target to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Acquiror and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for such inaccuracies as individually or in the aggregate that would not have a Material Adverse Effect on Acquiror, and Target shall have received a certificate to such effect signed on behalf of Acquiror by the President and Chief Financial Officer of Acquiror.

          (b) Agreements and Covenants.  Acquiror and Merger Sub shall have
              ------------------------
performed or complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time; and, Target shall have received a certificate to such effect signed by the President and Chief Financial Officer of Acquiror.

          (c) Legal Opinion.  Target shall have received a legal opinion from
              -------------
Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to Acquiror, substantially in the form of Exhibit F hereto.
            ---------

          (d) No Material Adverse Effect.  There shall not have occurred any
              --------------------------
Material Adverse Effect with respect to Acquiror.

          (e) Third Party Consents.  Target shall have been furnished with
              --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Acquiror or any of its subsidiaries or otherwise, except where the failure to obtain such consent or approval would not have a Material Adverse Effect on Acquiror.

          (f) Injunctions or Restraints on Conduct of Business.  No temporary
              ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdic tion or other legal or regulatory restraint provision limiting or restricting Acquiror's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending except where the existence of any of the foregoing items would not have a Material Adverse Effect on Acquiror.

          (g) Appointment to Board of Acquiror.  Ronald Nordin shall have been
              --------------------------------
appointed to the Board of Directors of Acquiror, contingent upon the consummation of the Merger.

     6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub.
         ------------------------------------------------------------------
The obliga tions of Acquiror and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Acquiror:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Target contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except, for such inaccuracies as individually or in the aggregate that would not have a Material Adverse Effect on Target; and, Acquiror and Merger Sub shall have received a certificate to such effect signed on behalf of Target by the President and Chief Financial Officer of Target.

          (b) Agreements and Covenants.  Target shall have performed or complied
              ------------------------
in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Acquiror and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of Target.

          (c) Legal Opinion.  Acquiror shall have received a legal opinion from
              -------------
Testa, Hurwitz & Thibeault, LLP, legal counsel to Target, in substantially the form of Exhibit G.
        ---------

          (d) Third Party Consents.  Acquiror shall have been furnished with
              --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target or any of its subsidiaries or otherwise, except where the failure to obtain such consent or approval would not have a Material Adverse Effect on Target.

          (e) Injunctions or Restraints on Conduct of Business.  No temporary
              ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdic tion or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending, except where the existence of any of the foregoing items would not have a Material Adverse Effect on Target.

          (f) No Material Adverse Effect. There shall not have occurred any
              --------------------------
Material Adverse Effect with respect to Target.

          (g) Affiliate Agreements.  Acquiror shall have received from each of
              --------------------
the Affiliates of Target an executed Affiliate Agreement in substantially the form attached hereto as Exhibit B-1.
                        -----------


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     7.1 Termination. At any time prior to the Effective Time, whether before or
         -----------
after approval of the matters presented in connection with the Merger by the stockholders of Target and by the stockholders of Acquiror, this Agreement may be terminated:

          (a) by mutual written consent duly authorized by the Board of Directors of Acquiror and Target;

          (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before April 15, 1997

(provided, a later date may be agreed upon in writing by the parties hereto, and
 --------
provided further that the right to terminate this Agreement under this Section
-------- -------
7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Acquiror, (i) upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such represen tation or warranty shall have become untrue, provided that if such
                                                       --------
inaccuracy in Target's represen tations and warranties or breach by Target is curable by Target through the exercise of its commer cially reasonable efforts within ten business days of receipt by Target of written notice thereof, Acquiror may not terminate this Agreement under this Section 7.1(c)(i) during such ten business day period, so long as Target continues to exercise such commercially reasonable efforts, and provided further that the right to
                                     -------- -------
terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement; (ii) if the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the
                                                               --------
right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting by April 15, 1997 and Target is at that time in willful breach of this Agreement, provided that the right to terminate this
                                  --------
Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement;

          (d) by Target (i) upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such represen tation or warranty shall have become untrue, provided that if such
                                                       --------
inaccuracy in Acquiror's represen tations and warranties or breach by Acquiror is curable by Acquiror through the exercise of its commercially reasonable efforts within ten business days of receipt by Acquiror of written notice thereof, Target may not terminate this Agreement under this Section 7.1(d)(i) during such ten business day period, so long as Acquiror continues to exercise such commercially reasonable efforts, and provided further that the right to
                                          -------- -------
terminate this Agreement by Target under this Sec tion 7.1(d)(i) shall not be available to Target where Target is at that time in willful breach of this Agreement; (ii) if the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Target or shall have resolved to do any of the foregoing, provided that the
                                                            ---------
right to terminate this Agreement by Target under this Section 7.1(d)(ii) shall not be available to Target where Target is at that time in willful breach of this Agreement, or (iii) for any reason Acquiror fails to call and hold the Acquiror Stockholders Meeting by April 15, 1997 and Acquiror is at that time in willful breach of this Agreement, provided that the right to terminate this
                                  --------
Agreement by Target under this Section 7.1(d)(iii) shall not be available to Target where Target is at that time in willful breach of this Agreement;

          (e) by Target if a Trigger Event (as defined in Section 7.3(f)) or Takeover Proposal (as defined in Section 7.3(g)) shall have occurred and the Board of Directors of Target in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after, in the case of the termination by Target, determining that to cause Target to proceed with the transactions contem plated hereby would not be consistent with the Board of Directors' fiduciary duty to the stockholders of Target;

          (f) by Acquiror, if following a Trigger Event or Takeover Proposal, the Board of Directors of Target shall withdraw or modify its recommendation of this Agreement and the transactions contemplated hereby;

          (g) by either Acquiror or Target, if there shall have occurred any Material Adverse Effect with respect to the other party since the date of this Agreement;

          (h) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the stockholders of Target or the stockholders of Acquiror shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (i) by Target, in the event (i) of the acquisition, by any person or group of persons (other than persons or groups of persons who (A) acquired shares of Acquiror Common Stock pursuant to any merger of Acquiror in which Acquiror was the surviving corporation and stock holders of Acquiror represent less than 70% of the outstanding shares of the surviving corporation following such transaction or any acquisition by Acquiror of all or substantially all of the capital stock or assets of another person or (B) disclose their beneficial ownership of shares of Acquiror Common Stock on Schedule 13G under the Exchange Act), of beneficial ownership of 30% or more of the outstanding shares of Acquiror Common Stock (the terms "person," "group " and "beneficial ownership" having the meanings ascribed thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), (ii) the Board of Directors of Acquiror accepts or publicly recommends acceptance of an offer from a third party to acquire 50% or more of the outstanding shares of Acquiror Common Stock or of Acquiror's consolidated assets; or (iii) Acquiror acquires or agrees to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof and such acquisition requires the approval of the stock holders of Acquiror in accordance with Delaware Law or NASD Rule 4460(i).

     7.2  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4
                             --------
(Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses and Termination Fees.
          -----------------------------

          (a) Subject to Sections 7.3(b), 7.3(c), 7.3(d) and 7.3(e), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(f) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Target and Acquiror.

          (b) In the event that (i) Target shall terminate this Agreement pursuant to Section 7.1(e), (ii) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(h)(ii) following a failure of the stockholders of Target to approve this Agreement and, prior to the time of the meeting of Target's stockholders, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, (iii) Acquiror shall terminate this Agreement pursuant to
Section 7.1(c)(iii) and, prior thereto, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, or (iv) Acquiror shall terminate this Agreement pursuant to Section 7.1(f), then Target shall immediately reimburse Acquiror for up to $1,000,000 of out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition Target shall promptly pay to Acquiror the sum of $6,000,000.

          (c) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d)(ii), 7.1(d)(iii) or, following a failure of the stockholders of Acquiror to approve this Agreement, pursuant to 7.1(h)(ii), then Acquiror shall immediately reimburse Target for up to $1,000,000 of out-of-pocket costs and expenses incurred by Target in connection with this Agree ment and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition Acquiror shall promptly pay to Target the sum of $20,000,000.

          (d) In the event that Acquiror shall terminate this Agreement pursuant to Section 7.1(c) or, following a failure of the stockholders of Target to approve this Agreement, pursuant to 7.1(h)(ii), Target shall promptly reimburse Acquiror for up to $1,000,000 of out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the trans actions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (e) In the event that Target shall terminate this Agreement pursuant to Sec tion 7.1(d)(i), Acquiror shall promptly reimburse Target for up to $1,000,000 of out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contem plated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (f) As used herein, a "Trigger Event" shall occur if any Person (other than a person disclosing its beneficial ownership of shares of Target's Common Stock on Schedule 13G under the Exchange Act) acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 20% or more, of the voting power of Target.

          (g) As used in Section 7.3(b), "Takeover Proposal" shall occur if there is an offer or proposal for, or any indication of interest in (where such indication of interest has been disclosed publicly), a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or any of its subsidiaries, other than transactions contemplated by this Agreement and transactions by persons disclosing their beneficial ownership of shares of Target's Common Stock on
Schedule 13G under the Exchange Act.

          (h) Payment of any of the amounts described in Section 7.3(b), 7.3(c), 7.3(d) or 7.3(e) shall not be in lieu of damages in the event of breach of this Agreement.

     7.4  Amendment.  The boards of directors of the parties hereto may cause
          ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of considera tion to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of the Agreement if such alteration-or change would adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any
          -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compli ance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

     8.1  Non-Survival at Effective Time.  The representations, warranties
          ------------------------------
and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article 1, Section 5.4 (Confidentiality) 5.7 (Pooling Accounting), 5.8 (Affiliates), 5.12 (Employee Benefit Plans), 5.14 (Form S-8), 5.15 (Indemnification), 5.21 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be
          -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                         (a)  if to Acquiror or Merger Sub, to:
                              Rational Software Corporation
                              2800 San Tomas Expressway
                              Santa Clara, California 95051
                              Attention:   President
                              Facsimile No.:  (408) 970-0715
                              Telephone No.: (408) 496-3600

                              with a copy to:

                              Wilson, Sonsini, Goodrich & Rosati
                              650 Page Mill Road

                       Palo Alto, California  94304-1050
                       Attention:  Frank Currie, Esq.
                       Facsimile No.:  (415) 493-6811
                       Telephone No.: (415) 493-9300

                       (b)  if to Target, to:

                       SQA, Inc.
                       One Burlington Woods
                       Burlington, Massachusetts  01803
                       Attention:  President
                       Facsimile No.:  (617) 229-3783
                       Telephone No.: (617) 229-3500

                       with a copy to:

                       Testa, Hurwitz & Thibeault, LLP
                       High Street Tower
                       125 High Street
                       Boston, MA  02110
                       Attention:  William J. Schnoor, Jr., Esq.
                       Facsimile No.:  (617) 248-7100
                       Telephone No.: (617) 248-7000


      8.3  Interpretation.  When a reference is made in this Agreement to
           --------------
Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including," when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 12, 1996. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.4  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.5  Entire Agreement; Nonassignability; Parties in Interest.  This
           -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror

Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c) and (f), 1.8-1.10, 5.11, 5.13 and 5.14; and (c)
shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      8.6  Severability.  In the event that any provision of this Agreement, or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7  Remedies Cumulative.  Except as otherwise provided herein, any and
           -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      8.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the state or federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      8.9  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement tor be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                    RATIONAL SOFTWARE CORPORATION


                    By:  /s/ Paul D. Levy
                         ------------------------------------------
                       Name: Paul D. Levy
                             --------------------------------------
                       Title: Chairman and Chief Executive Officer
                              -------------------------------------



                    SUNSHINE ACQUISITION


                    By:  /s/ Paul. D. Levy
                         ------------------------------------------
                       Name: Paul D. Levy
                             --------------------------------------
                       Title: President
                              -------------------------------------


                    SQA, Inc.


                    By:  /s/ Ronald H. Nordin
                         ------------------------------------------
                       Name: Ronald H. Nordin
                             --------------------------------------
                       Title: President and Chief Executive Officer
                              -------------------------------------

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER

                                    MERGING

                        SUNSHINE ACQUISITION CORPORATION

                                 WITH AND INTO

                                     TARGET

                            _______________________

           Pursuant to Section 251 of the General Corporation Law of
                             the State of Delaware

                          ___________________________

          Sunshine Acquisition Corporation, a Delaware corporation ("Merger Sub"), and SQA, Inc., a Delaware corporation ("Target"), DO HEREBY CERTIFY AS
FOLLOWS:

          FIRST: That Merger Sub was incorporated on November 8, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated on __________, ____, pursuant to the Delaware Law.

          SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of November ___, 1996, as amended, among Acquiror, a California corporation, Merger Sub and Target, setting forth the terms and conditions of the merger of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware Law.

          THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be _______________.

          FOURTH: That pursuant to the Reorganization Agreement, the Restated Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.
                             ---------

          FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                    Rational Software Corporation
                    2800 San Tomas Expressway
                    Santa Clara, CA 95051

          SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this ___ day of ________, 199__.

                                     SUNSHINE ACQUISITION CORPORATION


                                     By:________________________________________
                                        _________, President and Chief Executive
                                        Officer


ATTEST:


_________________________
________, Secretary


                                     SQA, INC.


                                     By:________________________________________
                                        ________, President and Chief Executive
                                        Officer


ATTEST:


_________________________
________, Secretary

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
ARTICLE I - THE MERGER...........................................   2

    1.1     The Merger...........................................   2
    1.2     Closing: Effective Time..............................   2
    1.3     Effect of the Merger.................................   2
    1.4     Certificate of Incorporation: Bylaws.................   2
    1.5     Directors and Officers...............................   3
    1.6     Effect on Capital Stock..............................   3
    1.7     Dissenting Shares....................................   4
    1.8     Surrender of Certificates............................   4
    1.9     No Further Ownership Rights in Target Common Stock...   6
    1.10    Lost, Stolen or Destroyed Certificates...............   6
    1.11    Tax and Accounting Consequences......................   6
    1.12    Taking of Necessary Action; Further Action...........   6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TARGET............   6

    2.1      Organization; Standing and Power....................   7
    2.2      Capital Structure...................................   8
    2.3      Authority...........................................   9
    2.4      SEC Documents: Financial Statements.................  10
    2.5      Absence of Certain Changes..........................  11
    2.6      Absence of Undisclosed Liabilities..................  11
    2.7      Litigation..........................................  11
    2.8      Restrictions on Business Activities.................  11
    2.9      Compliance; Governmental Authorization..............  12
    2.10     Title to Property...................................  12
    2.11     Intellectual Property...............................  12
    2.12     Environmental Matters...............................  14
    2.13     Taxes...............................................  14
    2.14     Employee Benefit Plans..............................  15
    2.15     Certain Agreements Affected by the Merger...........  17
    2.16     Employee Matters....................................  17
    2.17     Interested Party Transactions.......................  18
    2.18     Insurance...........................................  18
    2.19     Compliance With Laws................................  18
    2.20     Pooling of interests................................  18
    2.21     Brokers' and Finders' Fees..........................  18
    2.22     Registration Statement; Proxy Statement/Prospectus..  19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                 PAGE
                                                                 ----
    2.23     Opinion of Financial Advisor........................  19
    2.24     Vote Required.......................................  19
    2.25     Board Approval......................................  19
    2.26     Section 203 of the DGCL Not Applicable..............  20
    2.27     Minute Books........................................  20
    2.28     Representations Complete............................  20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
MERGER SUB.......................................................  20

    3.1      Organization, Standing and Power....................  20
    3.2      Capital Structure...................................  21
    3.3      Authority...........................................  21
    3.4      SEC Documents: Financial Statements.................  22
    3.5      Absence of Certain Changes..........................  23
    3.6      Absence of Undisclosed Liabilities..................  24
    3.7      Litigation..........................................  24
    3.8      Restrictions on Business Activities.................  24
    3.9      Governmental Authorization..........................  24
    3.10     Compliance With Laws................................  24
    3.11     Pooling of Interests................................  24
    3.12     Broker's and Finders' Fees..........................  25
    3.13     Registration Statement: Proxy Statement/Prospectus..  25
    3.14     Board Approval......................................  25
    3.15     Opinion of Financial Advisor........................  25
    3.16     Intellectual Property...............................  25
    3.17     Taxes...............................................  26
    3.18     Representations Complete............................  27

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME.................  28

    4.1      Conduct of Business of Target and Acquiror..........  28
    4.2      Conduct of Business of Target.......................  29
    4.3      Solicitation........................................  31

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                   PAGE
                                                                                   ----
ARTICLE V - ADDITIONAL AGREEMENTS..................................................  32

    5.1      Proxy Statement/Prospectus; Registration Statement....................  32
    5.2      Meeting of Stockholders...............................................  33
    5.3      Access to Information.................................................  33
    5.4      Confidentiality.......................................................  34
    5.5      Public Disclosure.....................................................  34
    5.6      Consents; Cooperation.................................................  34
    5.7      Pooling Accounting....................................................  35
    5.8      Affiliate Agreements..................................................  35
    5.9      Legal Requirements....................................................  36
    5.10     Blue Sky Laws.........................................................  36
    5.11     Employee Benefit Plans................................................  36
    5.12     [Intentionally left blank]............................................  38
    5.13     Form S-8..............................................................  38
    5.14     Indemnification.......................................................  38
    5.15     Option Agreement......................................................  39
    5.16     Listing of Additional Shares..........................................  39
    5.17     Nasdaq Quotation......................................................  39
    5.18     Pooling Letters.......................................................  39
    5.19     Participation Agreement...............................................  40
    5.20     Employment and Noncompetition Agreements..............................  40
    5.21     Amendment to Registration Rights......................................  40
    5.22     FIRPTA................................................................  40
    5.23     Best Efforts and Further Assurances...................................  40

ARTICLE VI - CONDITIONS TO THE MERGER..............................................  40

    6.1      Conditions to Obligations of Each Party to Effect the Merger..........  40
    6.2      Additional Conditions to Obligations of Target........................  42
    6.3      Additional Conditions to the Obligations of Acquiror and Merger Sub...  43

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER....................................  44

    7.1      Termination...........................................................  44
    7.2      Effect of Termination.................................................  46
    7.3      Expenses and Termination Fees.........................................  46
    7.4      Amendment.............................................................  47
    7.5      Extension; Waiver.....................................................  48

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                   PAGE
                                                                                   ----
ARTICLE VIII - GENERAL PROVISIONS..................................................  48

    8.1      Non-Survival at Effective Time........................................  48
    8.2      Notices...............................................................  48
    8.3      Interpretation........................................................  49
    8.4      Counterparts..........................................................  49
    8.5      Entire Agreement; Nonassignability; Parties in Interest...............  49
    8.6      Severability..........................................................  50
    8.7      Remedies Cumulative...................................................  50
    8.8      Governing Law.........................................................  50
    8.9      Rules of Construction.................................................  50

                                      iv